EXHIBIT 23


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


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EXHIBIT 23

                         Schumacher & Associates, Inc.
                          Certified Public Accountants
                        2525 Fifteenth Street, Suite 3H
                                Denver, CO 80211


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We hereby consent o the incorporation by reference in the Registration Statement of Online Originals, Inc. on Form SB-2, of our report dated January 6, 2006, relating to the financial statements of Online Originals, Inc. for the period from November 18, 2005 (inception) through November 30, 2005, and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the prospectus.




/s/ Schumacher & Associates, Inc.
-----------------------------------
Schumacher & Associates, Inc.
Denver, Colorado

April 12, 2006